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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, relating to the Omnicare, Inc. StockPlus Program, of our report dated February 4, 2000 relating to the financial statements and financial statement schedules, which appears in Omnicare Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


PricewaterhouseCoopers LLP
Cincinnati, Ohio
May 11, 2000